EdR Provides Fourth Quarter Activity Update
Announces Capital Transactions, Preleasing
and Earnings Call Information

MEMPHIS, Tenn., January 12, 2015 – EdR (NYSE: EDR), one of the nation’s largest developers, owners and managers of high-quality collegiate housing communities, today announced fourth quarter capital transactions, 2015/2016 preleasing and details for its fourth quarter 2014 earnings release and conference call.

Fourth Quarter Capital Transactions

•	Community Dispositions: The Company recently completed previously unannounced sales of two communities for a total of $35.8 million at an estimated economic cap rate of 5.76%.

The sold communities are The Avenue at Southern, a 624-bed community built in 1993 at Georgia Southern University, and The Commons on Kinnear, a 502-bed community built in 2000 at Ohio State University.

•
Equity Transactions: During the fourth quarter 2014, the Company, as part of its ATM program issued 523 thousand shares of common stock for net proceeds of $18.1 million. The proceeds were used to reduce outstanding borrowings on the Company’s revolving credit facility and for general corporate purposes. On December 1, 2014, the Company effected a 1-for-3 reverse stock split.

Total common shares and units outstanding as of December 31, 2014 were 48.4 million.

•
Investment Grade Senior Unsecured Notes Offering: The Company issued $250 million in 10 year senior notes bearing interest at 4.6% in November 2014. The net proceeds reduced existing outstanding indebtedness.

As a result of these fourth quarter transactions, the Company’s total debt outstanding as of December 31, 2014 was $710 million, with a weighted average interest cost of 4.4%.
“We have successfully completed significant capital transactions in 2014 designed to further strengthen our balance sheet and to provide additional capacity for funding both our development pipeline and additional investment opportunities.” stated Bill Brewer, EdR’s chief financial officer. “These proactive transactions have allowed us to extend the weighted average maturity date of our debt from 3.5 years to almost 6 years as we locked in $250 million in attractively priced fixed rate debt, while improving our debt to gross assets ratio from 45% to 35%. Furthermore, we reduced our variable rate debt from 52% to 19% of total debt. With approximately $24 million outstanding on our $500 million revolving credit facility, we are well positioned to fund remaining development commitments of approximately $124 million in 2015 and $34 million in 2016.”

2015/2016 Preleasing
The same-community portfolio is currently 180 basis points ahead of prior year with 40% of the beds preleased for the fall.
"While it is early in the 2015/2016 preleasing cycle, we are encouraged by the current leasing velocity and rate strength," stated Christine Richards, EdR's executive vice president and chief operating officer.

2014 Full Year and Fourth Quarter Earnings Release and Conference Call
The Company will release financial results for the fourth quarter and full year 2014 before the market opens on Monday, February 23, 2015. The Company will host a conference call for investors and other interested parties beginning at 10:00 a.m. Eastern Time on Monday, February 23, 2015 during which management will discuss the quarterly results, 2015/2016 preleasing and the business outlook for 2015.

The conference call will be accessible by telephone and the Internet. To access the call, participants from within the U.S. may dial 877-705-6003 and participants from outside the U.S. may dial 201-493-6725. Participants may also access the call via live webcast by visiting the Company’s investor relations website at www.EdRtrust.com.

The replay of the call will be available at approximately 1:00 p.m. Eastern Time on Monday, February 23, 2015 through midnight Eastern Time on Monday, March 9, 2015. To access the replay, the domestic dial-in number is 1-877-870-5176, the international dial-in number is

1-858-384-5517, and the pass code is 13598874. The archive of the webcast will be available on the Company’s Web site for a limited time.

About EdR
One of America's largest owners, developers and managers of collegiate housing, EdR (NYSE:EDR) is a self-administered and self-managed real estate investment trust that owns or manages 73 communities with more than 40,000 beds serving 53 universities in 23 states. EdR is a member of the Russell 2000 Index and the Morgan Stanley REIT indices. For details, please visit the Company's Web site at www.EdRtrust.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements about the Company's business that are not historical facts are "forward-looking statements." Forward-looking statements are based on current expectations. You should not rely on the Company’s forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the Company's future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions "Item 1A. Risk Factors" and "Forward-Looking Statements" in the Company’s annual report on Form 10-K and under the caption "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" (or similar captions) in the Company’s quarterly reports on Form 10-Q, and as described in the Company’s other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the dates on which they are made, and the Company undertakes no obligation to update publicly or revise any guidance or other forward-looking statement, whether as a result of new information, future developments, or otherwise, unless required by law.

Investors:
Bill Brewer, Executive Vice President and Chief Financial Officer
901-259-2500 bbrewer@EdRtrust.com

Media:
Susan Jennings, Vice President, Corporate Communication and Marketing
901-259-2506 sjennings@EdRtrust.com